UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, the Board of Directors (the “Board”) of Citrix Systems, Inc. (the “Company”) elected Moira Kilcoyne as a director of the Company, effective as of the end of the day. Ms. Kilcoyne was also appointed as a member of the Audit Committee of the Board. Following Ms. Kilcoyne’s appointment, the Audit Committee consists of the following members: Robert D. Daleo (Chair), Murray J. Demo and Ms. Kilcoyne.

As a result of her appointment to the Board, Ms. Kilcoyne will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Ms. Kilcoyne will be entitled to receive annual cash compensation of $60,000 for her service on the Board, as well as annual cash compensation of $15,000 for her service on the Audit Committee. Additionally, pursuant to the Program and under the Company’s Amended and Restated 2014 Equity Incentive Plan, Ms. Kilcoyne will be eligible annually to receive a grant of restricted stock units valued at $250,000 that will vest monthly over a one-year period. The Company will also enter into an indemnification agreement with Ms. Kilcoyne in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Ms. Kilcoyne and any other person pursuant to which Ms. Kilcoyne was selected as a director. Ms. Kilcoyne is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release, dated June 11, 2018, announcing the election of Ms. Kilcoyne as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of the Company held on June 6, 2018 (the “Annual Meeting”), the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2018.

Proposal 1

To elect Robert M. Calderoni, Nanci E. Caldwell, Jesse A. Cohn, Robert D. Daleo, Murray J. Demo, Ajei S. Gopal, David J. Henshall, and Peter J. Sacripanti as directors, each to serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2019 or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	95,312,968	3,696,366	36,179	7,856,749
Nanci E. Caldwell	85,075,426	13,745,703	224,384	7,856,749
Jesse A. Cohn	97,630,319	1,376,806	38,388	7,856,749
Robert D. Daleo	97,992,886	1,014,563	38,064	7,856,749
Murray J. Demo	96,055,927	2,950,144	39,442	7,856,749
Ajei S. Gopal	98,522,574	483,905	39,034	7,856,749
David J. Henshall	96,978,146	2,028,898	38,469	7,856,749
Peter J. Sacripanti	96,813,958	2,197,285	34,270	7,856,749

Proposal 2

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,964,951	2,867,775	69,536	0

Proposal 3

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,549,544	6,417,640	78,329	7,856,749

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 11, 2018 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 11, 2018	By:	/s/Antonio G. Gomes
		Name:	Antonio G. Gomes
		Title:	Senior Vice President and General Counsel

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